Exhibit 99.1

Five Prime Therapeutics Initiates Patient Dosing in Phase 1 Clinical Trial Evaluating

FPA144 in Gastric Cancer

SOUTH SAN FRANCISCO, Calif., Dec. 4, 2014, (GLOBE NEWSWIRE) — Five Prime Therapeutics, Inc. (Nasdaq:FPRX), a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics for cancer and inflammatory diseases, today announced that the company has initiated dosing in its Phase 1 clinical trial of FPA144, an anti-FGF receptor 2b antibody. FPA144 is designed to inhibit tumor growth by preventing the binding of certain fibroblast growth factors to FGF receptor 2b (FGFR2b) and directly kill tumor cells in a process called antibody-dependent cell-mediated cytotoxicity (ADCC). FPA144 is being developed initially as a monotherapy for refractory gastric cancer, a significant unmet medical need that may warrant an accelerated development and registration path.

“Gastric cancer is the sixth most common cancer by incidence globally and approximately 15% of gastric cancer patients overexpress FGFR2b,” said Julie Hambleton, M.D., senior vice president and chief medical officer of Five Prime. “Preclinical studies of FPA 144 have shown that it is highly effective in blocking the growth of gastric cancers that overexpress FGFR2b. Tumor regression has been seen in multiple models of FGFR2 gene-amplified gastric cancer treated with single-agent FPA144. As a result, we believe FPA144 represents a very promising treatment option for this targeted patient population, which currently experiences significantly lower survival rates than the gastric cancer patient population as a whole.”

The Phase 1 clinical trial of FPA144 has two parts. The first part of the trial will enroll unselected patients with solid tumors to explore the safety of the drug and identify a dose for expansion to test in patients with gastric cancer. During the second part of the trial, Five Prime will enroll gastric cancer patients with FGFR2b protein overexpression or FGFR2 gene amplification in their tumors as identified through proprietary molecular diagnostic assays. Important endpoints of the trial include safety and overall response rate.

About FPA144

FPA144, an anti-FGF receptor 2b (FGFR2b) humanized monoclonal antibody, is being developed by Five Prime to treat patients with gastric (stomach) cancer. The “b” splice variant of FGFR2b is selectively overexpressed in gastric cancer and occurs in an estimated 15% of patients (approximately 5% with FGFR2 gene amplification and an additional 10% with protein overexpression without gene amplification). FPA144 is highly targeted, binding specifically to FGFR2b, and it prevents the binding of certain fibroblast growth factors in order to inhibit tumor growth. Additionally, this potent antibody has been engineered for enhanced antibody-dependent cell-mediated cytotoxicity (ADCC), increasing direct tumor cell killing by recruiting Natural Killer (NK) cells.

About Five Prime

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area of oncology with significant therapeutic potential and a growing focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding Five Prime’s potential receipt of milestone payments and royalties. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT: Amy Kendall,

Corporate Communications

415-365-5776

amy.kendall@fiveprime.com